                                   EXHIBIT 11

                        INTEGRATED CIRCUIT SYSTEMS, INC.

                         Computation of Per Share Income
             ($ and shares in thousands, except for per share data)

                                                        Three months ended                   Six months ended
                                                    --------------------------          --------------------------
                                                      Dec. 27,      Dec. 28,               Dec. 27,     Dec. 28,
                                                        1997          1996                   1997         1996
                                                    ------------  ------------          ------------  ------------
Basic
-----

Income from continuing operations                     $   6,021     $   2,739             $  11,063     $   3,735
Loss from discontinuing operations                            -          (493)                    -          (860)
                                                    ------------  ------------          ------------  ------------
Net income                                            $   6,021     $   2,246             $  11,063     $   2,875
                                                    ============  ============          ============  ============
Common and common equivalent shares outstanding:
  Weighted average common shares outstanding             12,424        11,211                12,358        11,265
                                                    ============  ============          ============  ============
Income from continuing operations                     $    0.48     $    0.24             $    0.90     $    0.33
Loss from discontinued operations                             -         (0.04)                    -         (0.07)
                                                    ------------  ------------          ------------  ------------
Basic earnings per common share and common
equivalent shares                                     $    0.48     $    0.20             $    0.90     $    0.26
                                                    ============  ============          ============  ============

Diluted
-------

Income from continuing operations                     $   6,021     $   2,739             $  11,063     $   3,735
Loss from discontinuing operations                            -          (493)                    -          (860)
                                                    ------------  ------------          ------------  ------------
Net income                                            $   6,021     $   2,246             $  11,063     $   2,875
                                                    ============  ============          ============  ============

Common and common equivalent shares outstanding:
 Weighted average common shares outstanding              12,424        11,211                11,358        11,265
 Assumed exercise of stock options                          951           168                   979            81
                                                    ------------  ------------          ------------  ------------
                                                         13,375        11,379                13,337        11,346
                                                    ============  ============          ============  ============
Income from continuing operations                     $    0.45     $    0.24             $    0.83   $      0.33
Loss from discontinued operations                             -         (0.04)                    -         (0.08)
                                                    ------------  ------------          ------------  ------------
Diluted earnings per common share and
common equivalent shares                              $    0.45    $     0.20           $      0.83    $     0.25
                                                    ============  ============          ============  ============


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